Exhibit 3.61

E-Filed

Colorado Secretary of State
Date and Time: 07/21/2006 02:49 PM
Id Number: 20061298717

Document number: 20061298717

Document processing fee
If document is filed on paper $125.00
If document is filed electronically $ 25.00
Fees & forms/cover sheets are subject to change.
To file electronically, access instructions for this form/cover sheet and other information or print copies of filed documents, visit www.sos.state.co.us and select Business Center.
Paper documents must be typewritten or machine printed.

ABOVE SPACE FOR OFFICE USE ONLY

Articles of Organization

filed pursuant to §7-90-301, et seq. and §7-80-204 of the Colorado Revised Statutes (C.R.S)

1. Entity name: The Maverick Companies
(The name of a limited liability company must contain the term or abbreviation "limited liability company", "ltd. liability company", "limited liability co.", "ltd. liability co.", "limited", "llc", "l.l.c.", or "ltd." §7-90-601, C.R.S.)

2. Use of Restricted Words *(if any of these terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box)*:
   - ☐ "bank" or "trust" or any derivative thereof
   - ☐ "credit union" ☐ "savings and loan"
   - ☐ "insurance", "casualty", "mutual", or "surety"

3. Principal office street address:
   88 Inverness Circle East *(Street name and number)*
   Suite G-101
   Englewood *(City)* CO *(State)* 80112 *(Postal/Zip Code)*
   _______ *(Province – if applicable)* United States *(Country – if not US)*

4. Principal office mailing address (if different from above):
   _______ *(Street name and number or Post Office Box information)*
   ____
   _______ *(City)* _______ *(State)* _______ *(Postal/Zip Code)*
   _______ *(Province – if applicable)* _______ *(Country – if not US)*

5. Registered agent name (if an individual): Kristian *(Last)* Grimland *(First)* E. *(Middle)* _______ *(Suffix)*

   OR (if a business organization): _______

6. The person identified above as registered agent has consented to being so appointed.

7. Registered agent street address:
   88 Inverness Circle East *(Street name and number)*
   Suite G-101
   Englewood *(City)* CO *(State)* 80112 *(Postal/Zip Code)*

ARTORG_LLC Page 1 of 3 Rev. 11/16/2005

8. Registered agent mailing address (if different from above): (Street name and number or Post Office Box information) (City) (Slate) (Postal/Zip Code) (Province — if applicable) (Country — if not US) 9. Name(s) and mailing address(es) of person(s) forming the limited liability company: (if an individual) Bruce Robert V (Last) (First) (Middle) (Suffix) OR (if a business organization) 88 Inverness Circle East (Street name and number or Post Office Box information) Suite G-101 Englewood CO 80112 (city) (state) (postal/zip code) United States (Province- if applicable) (Country — if not US) (if an individual) Grimland Kristian E (Last) (First) (Middle) (Suffix) OR (if a business organization) 88 Inverness Circle East Street name and number or Post Office Box information) Suite G-101 Englewood CO 80112 (city) (state) (postal/zip code) (Province — if applicable) (Country — if not US) (if an individual) (Last) (First) (Middle) (Suffix) OR (if a business organization) (Street name and number or Post Office Box information) (city) (state) (postal/zip code) (Province — if applicable) (Country — if not US) (If more than three persons are forming the limited liability company, mark this box and include an attachment stating the true names and mailing addresses of all additional persons forming the limited liability company) 10. The management of the limited liability company is vested in managers OR is vested in the members 11. There is at least one member of the limited liability company.

12. (Optional) Delayed effective date: . (mm/dd/yyyy) 13. Additional information may be included pursuant to other organic statutes such as title 12, C.R.S. If applicable, mark this box ? and include an attachment stating the additional information. Notice: Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes. This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered. 14. Name(s) and address(es) of the individual(s) causing the document bruce Robert v to be delivered for filing: (Last) (First) (Middle) (Suffix) 88 Inverness Circle East Suite G 101 (street name and number or post office box information) “Englewood CO 80112 (city) (state) (postal/zip code) United States (Province — if applicable) (Country — if not US) (The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box and include an attachment stating the name and address of such individuals.) Disclaimer: This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user’s attorney.

Colorado Secretary of State Date and Time: 06/30/2011 04:15 PM Document must be filed electronically. Id Number: 20061298717 Paper documents will not be accepted. Document processing fee $25.00 Document number 20111376025 Fees & forms/cover sheets Amount Paid: $25.00 are subject to change. To access other information or print copies of filed documents, visit www.sos.state.co.us and select Business. ABOVE SPACE FOR OFFICE USE ONLY Articles of Amendment filed pursuant to §7-90-301, et seq. and §7-80-209 of the Colorado Revised Statutes (C.R.S.) ID number 20061298717 1. Entity name: The Maverick Companies (If changing the name of the limited liability company, indicate name BEFORE the name change) 2. New Entity name: (if appiicabie) The Maverick Companies, LLC 3. Use of Restricted Words (if any of these terms are contained in an entity name, true? “bank” or “trust” or any derivative thereof name of an entity, trade name or trademark “credit union” ? “savings and loan” stated in this document, mark the applicable ? “insurance”, “casualty”, “mutual”, or “surety” box): 4. Other amendments, if any, are attached. 5. If the limited liability company’s period of duration as amended is less than perpetual, state the date on which the period of duration expires: (mm/dd/yyyy) OR If the limited liability company’s period of duration as amended is perpetual, mark this box: 6. (Optional) Delayed effective date: (mm/dd/yyyy) Notice: Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes. This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

7. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing: Wesley .. Megan (Last) (First) (Middle) (Suffix) 1900 Sixteenth Street SUite 1406(stree name 0r Post office information) Denver CO 80202 (city) (state) (postal/zip code) United States (Province if applicable) (Country — if not US) (The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box and include an attachment stating the name and address of such individuals.) Disclaimer: This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user’s attorney.